                                                                  Exhibit 5.1

                         [HALE AND DOOR LLP LETTERHEAD]

                                WWW.HALEDORR.COM
                       60 STATE STREET O BOSTON, MA 02109
                         617-526-6000 O FAX 617-526-5000


                                   April 11, 2001


NEON Communications, Inc.
2200 West Park Drive
Westborough, Massachusetts  01581

Ladies and Gentlemen:

       This opinion is furnished to you in connection with the Registration Statement on Form S-3 (as amended from time to time, and including the form of Prospectus contained therein and any Prospectus Supplement thereto, the "Registration Statement") being filed by NEON Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the following securities of the Company, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $25,000,000:

            (1) common stock, $0.01 par value per share (the "Common Stock");

            (2) preferred stock, $0.01 par value per share (the "Preferred Stock");

            (3) senior debt securities (the "Senior Debt Securities");

            (4) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities");

            (5) warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the "Warrants").

       The Common Stock and the Preferred Stock may be issued pursuant to one or more underwriting agreements, purchase agreements or equity line of credit agreements between the Company and the underwriters or purchasers to be named in such agreements (collectively, the "Purchase Agreements").

       The Senior Debt Securities may be issued pursuant to a senior indenture between the Company and a trustee to be named in such senior indenture, and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company and a trustee to be named in such subordinated indenture (together, the "Indentures").

BOSTON  NEW YORK  PRINCETON  RESTON  WASHINGTON  LONDON*   MUNICH*      OXFORD*
--------------------------------------------------------------------------------
HALE AND DORR LLP IS A MASSACHUSETTS LIMITED LIABILITY PARTNERSHIP AND INCLUDES
       PROFESSIONAL CORPORATIONS * AN INDEPENDENT JOINT VENTURE LAW FIRM

NEON Communications, Inc.
April 11, 2001
Page 2

       Warrants may be issued pursuant to a warrant agreement (a "Warrant Agreement") between the Company and a bank or trust company as warrant agent (the "Warrant Agent").

       We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

       In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such later documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

       We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed that any Purchase Agreement, the Indentures and any Warrant Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to a Purchase Agreement, an Indenture or a Warrant Agreement other than the Company. We have assumed that such agreements will be the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

       We express no opinion with respect to the applicability of any law other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and United States Federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts.

       Our opinions below are qualified to the extent that they may be subject or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and general equity principles (including limitations on the enforceability of a penalty), (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters,

NEON Communications, Inc.
April 11, 2001
Page 3


inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnity provision that indemnifies any person against damages arising from its own negligence or misconduct.

       Based upon and subject to the foregoing, we are of the opinion that:

       1. The Common Stock will be validly issued, fully paid and nonassessable when (1) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"),
(2) the Registration Statement has become effective under the Securities Act,
(3) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (4) the Common Stock has been issued and sold as contemplated by the Registration Statement and the applicable Purchase Agreement, and (5) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable Purchase Agreement and such consideration is not less than par value per share of the Common Stock.

       2. The Preferred Stock will be validly issued, fully paid, and nonassessable when (1) specifically authorized for issuance by the Authorizing Resolutions, (2) the Registration Statement has become effective under the Securities Act, (3) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (4) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (5) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the applicable Purchase Agreement, and (6) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable Purchase Agreement and such consideration is not less than par value per share of the Preferred Stock.

       3. The Debt Securities will constitute valid and binding obligations of the Company when (1) specifically authorized for issuance by the Authorizing Resolutions, (2) the Registration Statement has become effective under the Securities Act, (3) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (4) such Debt Securities have been duly

NEON Communications, Inc.
April 11, 2001
Page 4


executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (5) the Company has received the consideration provided for in the Authorizing Resolutions.

       4. The Warrants will be validly issued when (1) specifically authorized for issuance by the Authorizing Resolutions, (2) the Registration Statement has become effective under the Securities Act, (3) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (4) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (5) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the applicable Warrant Agreement, and (6) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable Warrant Agreement.

       It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities and Warrants while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

       Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                        Very truly yours,


                                        /s/ Hale and Dorr LLP


                                        Hale and Dorr LLP